
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Balance
Sheet and Statement of Income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000805297
<NAME> KRUPP INSURED PLUS-II LTD PARTNERSHIP

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                       5,632,750
<SECURITIES>                               197,843,359<F1>
<RECEIVABLES>                                1,949,162
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             7,208,248<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             212,633,519
<CURRENT-LIABILITIES>                           22,438
<BONDS>                                              0
<COMMON>                                   212,611,081<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               212,633,519
<SALES>                                              0
<TOTAL-REVENUES>                            12,357,360<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,795,277<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              9,562,083
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          9,562,083
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 9,562,083
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments: Participting Insured Mortgages ("PIMs")
$153,213,749 & Mortgage-Backed Securities ("MBS") $44,629,610
<F2>Includes the following prepaid acquisition fees & expenses of $5,545,646 net of accumulated amortization of $6,623,231 and prepaid participaing servicing of
$1,662,602 net of accumulated amortization of $2,102,994
<F3>Represents total equity of General Partners & Limited partners of $(140,111)
and $212,751,192
<F4>Represents interest income on investments in mortgages & cash
<F5>Includes $1,309,858 of amortization related to prepaid fees 7 expenses
<F6>Net income allocated $286,862 to the General Partners & $9,275,221 to the
Limited Partners.  Average net income per unit of Limited Partners interest is
$.63 on 14,655,512 units outstanding.

